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                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS



                  We consent to the incorporation by reference into (i) post-effective amendment on Form S-3 to the Registration Statement on Form SB-2 (Commission File No. 33-88796) of Dominion Bridge Corporation, formerly Cedar Group, Inc. (the "Company") and (ii) the Registration Statement on Form S-8 (Commission File No. 333-01045) of the Company of our report dated December
23, 1996 except as to note 19 which is as of June 13, 1997 appearing in the Annual Report on Form 10-K/A-1 for the year ended September 30, 1996.


                                           By: /s/ DELOITTE & TOUCHE
                                               ---------------------
                                               Deloitte & Touche







Dated: June 13, 1997